UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2015

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York	12110

(Address of Principal Executive Offices)	(Zip Code)

(518) 795-1400

(Registrant's telephone number, including area code)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2015, Mark Frost, Executive Vice President and Chief Financial Officer of AngioDynamics, Inc. (the "Company"), notified the Company that he is resigning in order to accept the position of Senior Vice President, Chief Financial Officer and Treasurer at Analogic Corporation. Mr. Frost will remain available to the Company through November 20, 2015. Mr. Frost is not resigning because of a disagreement on any matter relating to the Company's operations, policies or practices.
On November 9, 2015, Michael Trimarchi, the Company's Vice President and Global Controller, was appointed Interim Chief Financial Officer, effective upon Mr. Frost's resignation. The Company has initiated a search for a permanent successor.
Mr. Trimarchi, 35, has served as the Company's Vice President and Global Controller since 2014. Prior to that, he served as the Company's Director, Corporate FP&A, from 2013 to 2014. Mr. Trimarchi served as Vice President, Corporate FP&A, for Vistaprint from 2012 to 2013 and as Global Controller for Vistaprint from 2009 to 2012. Mr. Trimarchi served as Assistant Controller for the Company from 2006 to 2009. Prior to that, Mr. Trimarchi worked as an auditor for PricewaterhouseCoopers from 2002 to 2006. Mr. Trimarchi received a degree in accounting from the University at Albany, SUNY.
In connection with Mr. Trimarchi's appointment as the Company's Interim Chief Financial Officer, the Compensation Committee of Board of Directors of the Company approved an $80,000 cash retention bonus payable to Mr. Trimarchi, subject to his continued employment with the Company through May 6, 2016. Mr. Trimarchi will also be entitled to the retention bonus if, prior to May 6, 2016, he is terminated by the Company for any reason other than for cause or he terminates his employment for good reason. Commensurate with severance benefits payable to other executive officers, Mr. Trimarchi will be eligible for severance benefits equal to twelve months base pay.
There are no arrangements or understandings between Mr. Trimarchi and any other person pursuant to which he was selected as an officer of the Company. Mr. Trimarchi does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Trimarchi has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On November 9, 2015, the Company issued a press release announcing the resignation of Mr. Frost and the appointment of Mr. Trimarchi as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 – Financial Statements and Exhibits.
(d)                Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: November 9, 2015	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 9, 2015.